Exhibit 10.7

1345 AVENUE OF THE AMERICAS 45TH FLOOR NEW YORK, NY 10105 TEL 212-798-6100

______ __, 2022

NAME
ADDRESS
ADDRESS

Dear TITLE/NAME,

As previously announced, Fortress Transportation and Infrastructure Investors LLC (“FTAI”) has distributed all of its shares of common stock of FTAI Infrastructure Inc. (“FTAI Infrastructure”) to FTAI shareholders on a one-for-one basis (the “Distribution”).

On the date of the Distribution, you (the “Holder”) held options (each, an “Original FTAI Option”) to purchase common shares of FTAI pursuant to the terms of (i) the Fortress Transportation and Infrastructure Investors LLC Nonqualified Stock Option and Incentive Award Plan, as adopted on May 11, 2015 (the “Plan”), and (ii) the applicable award agreement(s) issued under the Plan (the “Award Agreements,” and together with the Plans, the “TYPE Award Arrangements”).

Effective as of the Distribution: (i) the per-share exercise price of each Original FTAI Option has been adjusted as specified in Exhibit A hereto (as so modified, an “Adjusted FTAI Option”) and otherwise remains in effect in accordance with the applicable TYPE Award Arrangement, as described in a separate letter you have received from FTAI dated as the date hereof, and (ii) an option to purchase a share of FTAI Infrastructure common stock (each, an “FTAI Infrastructure Option”) has been issued to the Holder for each Adjusted FTAI Option.  The per-share exercise price of each FTAI Infrastructure Option is specified in Exhibit A hereto.

Other than the per-share exercise price, the terms and conditions applicable to the FTAI Infrastructure Options are the same as those that apply to the Original FTAI Options. Accordingly, the terms of the Holder’s FTAI Infrastructure Options are as set forth in the TYPE Award Arrangements (except for the per-share exercise price set forth in this letter), provided that, as applicable and where the context requires, all references to “FTAI” or “Company” in the TYPE Award Arrangements shall be deemed to be references to FTAI Infrastructure.

Please sign both copies of this letter where indicated below, retain one for your records and return the other to either Ken Nicholson (knicholson@fortress.com) or Kevin Krieger (kkrieger@fortress.com) at your earliest convenience to indicate your acknowledgment of and agreement to the terms and conditions contained herein.

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FTAI Infrastructure Inc.

By:
Title:

Acknowledged and agreed
as of ______ __, 2022:

HOLDER

Exhibit A

As of ______ __, 2022
Original FTAI Option				Adjusted FTAI Option	FTAI Infrastructure Option
Date of Grant	Expiration Date	Number of Shares Subject to Option	Per-Share Exercise Price	Per-Share Exercise Price	Per-Share Exercise Price